Exhibit h.6.

                    LETTER AGREEMENT TO AMENDED AND RESTATED
                           FINANCIAL AGENT AGREEMENT

                                                                    THE
                                                                   PHOENIX FUNDS




                                                          February 9, 2001

Phoenix Equity Planning Corporation
56 Prospect Street
Hartford, CT 06115

Re:      Financial Agent Agreement Schedule of Phoenix Funds

Ladies and Gentleman:

         In order to reflect the Phoenix Funds subject to the Amended and Restated Financial Agent Agreement between certain of the Phoenix Funds and Phoenix Equity Planning Corporation effective as of November 19, 1997 (the "Agreement"), attached hereto is a schedule, updated as of March 1, 2001 This schedule shall supersede any current schedule attached to the Agreement.

         Please acknowledge your concurrence with the foregoing by executing two copies of this letter and returning one to the undersigned.

                                                           Very truly yours,

                                 Phoenix-Aberdeeen Worldwide Opportunities Fund Phoenix Equity Series Fund
                                 Phoenix-Goodwin California Tax Exempt Bond Fund Phoenix Multi-Series Trust
                                 Phoenix Investment Trust 97
                                 Phoenix Multi-Portfolio Fund
                                 Phoenix-Oakhurst Income & Growth Fund
                                 Phoenix-Oakhurst Strategic Allocation Fund
                                 Phoenix Series Fund
                                 Phoenix Strategic Equity Series Fund

                                 By: /s/Michael E. Haylon
                                    --------------------------------------------
                                         Michael E. Haylon
                                         Executive Vice President

Agreed and Consented to:
This    12th    day of    February, 2001
     ----------        --------------------

Phoenix Equity Planning Corporation


By: /s/William R. Moyer
    -----------------------------------------
          William R. Moyer
          Executive Vice-President




          The Phoenix Funds o 101 Munson Street o Greenfield, MA 01301
               Distributed By: Phoenix Equity Planning Corporation